UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	December 10, 2025

Badger Meter, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 355-0400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments.

On December 10, 2025, Badger Meter, Inc. (the “Company”) appointed Robert A. Wrocklage, its current Senior Vice President – Chief Financial Officer, as its new Executive Vice President – North America Municipal Utility, effective January 1, 2026. Mr. Wrocklage has served as the Company’s Senior Vice President – Chief Financial Officer since 2019. As a result of his appointment to Executive Vice President – North America Municipal Utility, Mr. Wrocklage’s base salary will be increased to $550,000 per year, effective as of January 1, 2026, his target bonus level for 2026 will be increased to 80% of his base salary and his long-term incentive plan award for 2026 will have a target grant date value equal to $800,000.

On December 10, 2025, the Company appointed Daniel R. Weltzien, age 47, its current Vice President – Controller and Treasurer, as its new Vice President – Chief Financial Officer and Treasurer, effective January 1, 2026. Mr. Weltzien held the position of Vice President - Controller since 2019 and added Treasury responsibilities during 2025. As a result of his appointment to Vice President – Chief Financial Officer and Treasurer, Mr. Weltzien’s base salary will be increased to $390,000 per year, effective as of January 1, 2026, his target bonus level for 2026 will be increased to 65% of his base salary and his long-term incentive plan award for 2026 will have a target grant date value equal to $450,000. Mr. Weltzien does not have any family relationship with any director or executive officer of the Company. Mr. Weltzien was not selected pursuant to any arrangement or understanding between him and any other person and there are no related party transactions between the Company and Mr. Weltzien reportable under Item 404(a) of Regulation S-K.

On December 10, 2025, the Company appointed Kimberly K. Stoll, its current Vice President – Sales and Marketing, as its new Vice President – Customer Support and General Manager - SmartCover, effective January 1, 2026. Ms. Stoll has served as the Company’s Vice President – Sales and Marketing since 2012. As a result of her appointment to Vice President – Customer Support and General Manager - SmartCover, Ms. Stoll’s base salary will be increased to $340,000 per year, effective as of January 1, 2026, her target bonus level for 2026 will be increased to 55% of her base salary and her long-term incentive plan award for 2026 will have a target grant date value equal to $250,000.

On December 10, 2025, the Company appointed Christina M. Tarantino, age 39, its current Senior Director – Accounting, as its new Vice President – Controller, effective January 1, 2026. Ms. Tarantino has served as the Company’s Senior Director – Accounting since 2022 and prior to that was Controller at Gehl Foods, LLC from 2019 to 2022. As a result of her appointment to Vice President – Controller, Ms. Tarantino’s base salary will be increased to $245,000 per year, effective as of January 1, 2026, her target bonus level for 2026 will be increased to 40% of her base salary and her long-term incentive plan award for 2026 will have a target grant date value equal to $150,000. Ms. Tarantino does not have any family relationship with any director or executive officer of the Company. Ms. Tarantino was not selected pursuant to any arrangement or understanding between her and any other person and there are no related party transactions between the Company and Ms. Tarantino reportable under Item 404(a) of Regulation S-K.

Key Executive Employment Agreements.

On December 10, 2025, the Company entered into amended and restated Key Executive Employment Agreements (“KEESAs”) with its executive officers, including but not limited to Kenneth C. Bockhorst, its Chairman, President and Chief Executive Officer (the “CEO KEESA”); Mr. Wrocklage; Mr. Weltzien; Sheryl L. Hopkins, its Vice President – Human Resources; Ms. Stoll; and Richard Htwe, its Vice President – Global Operations. Each KEESA provides for payments and other benefits in the event there is a change-in-control (as defined in the KEESA) and the executive officer’s employment is terminated by the executive officer for good reason (as defined in the KEESA) or by the Company other than by reason of death, disability or cause (as defined in the KEESA) (a “Qualifying Termination”) during a post-change-in-control employment period.

As amended, the KEESAs provide for a post-change-in-control employment period of three years for the Company’s Chief Executive Officer (the “CEO”) and two years for the Company’s other executive officers. If the executive officer has a Qualifying Termination during the employment period (or up to 180 days prior to a change-in-control under certain circumstances), then the KEESA provides for payment of severance equal to a multiple (three times for the CEO and two times for the other executive officers) of annual cash compensation, defined as base salary plus a representative bonus amount. The executive officer’s right to receive the severance payment is conditioned on providing a release of claims.

The KEESA benefits upon a Qualifying Termination also include (1) the actuarial equivalent of the additional retirement benefits the executive officer would have earned had the officer remained employed for the remainder of the employment period, (2) continued medical, dental, and life insurance coverage for the remainder of the employment period, (3) outplacement services (subject to a limit of 15% of base salary), and (4) up to $5,000 in advisor costs. Under the KEESA as amended, the executive officer would receive accrued and unpaid benefits, including a pro rata bonus for the year of termination, calculated at the higher of the target level or the level at which performance was trending through the termination, as well as accelerated vesting of outstanding equity awards upon a Qualifying Termination during the employment period.

Any executive officer who receives compensation under the KEESA as amended is restricted from engaging in competitive activity and prohibited from disparaging the Company for a period of one year after termination and is required to maintain appropriate confidentiality relative to all Company information.

The preceding description of the KEESAs as amended is a summary only and is qualified in its entirety by the text of the KEESAs, copies of which are attached hereto as Exhibit 10.1 (the CEO KEESA) and Exhibit 10.2 (the form of KEESA for the other executive officers).

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
(10.1)	Key Executive Employment and Severance Agreement between Badger Meter, Inc. and Kenneth C. Bockhorst, as amended and restated.
(10.2)	Form of the Key Executive Employment and Severance Agreements between Badger Meter, Inc. and certain other executive officers, as amended and restated.
(104)	Cover Page Interactive Data File (the cover page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: December 11, 2025	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel and Secretary